UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2009

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 22, 2009, the Board of Directors of ICU Medical, Inc. (the “Company”) appointed Alison D. Burcar, who was formerly the Company’s Vice President of Marketing, as the Company’s Vice President of Product Development.  Richard A. Costello, the Company’s Vice President of Sales, will assume Ms. Burcar’s responsibilities for marketing.

(e)

On July 17, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the payment of cash bonuses to the Company’s executive officers under the Company’s 2009 Officers’ Discretionary Bonus Plan.  The Compensation Committee approved the cash bonus to Ms. Burcar on July 22, 2009.  The cash bonuses were based on the Company’s performance during the first half of fiscal year 2009.  On July 22, 2009, the Compensation Committee also approved the grant of incentive stock options to the Company’s executive officers.  The stock options vest as to 25% of the underlying grant one year after the grant date and monthly thereafter for three additional years.  The approved cash bonuses and stock option grants are as follows:

Officer	Cash Bonus	Stock Options
George A. Lopez, M.D.	$90,000	45,000
Scott E. Lamb	$43,750	15,000
Alison D. Burcar	$29,250	3,000
Richard A. Costello	$45,500	15,000
Steven C. Riggs	$45,500	15,000

On July 17, 2009, the Compensation Committee also approved increases in (i) the annual base salaries for the remainder of fiscal year 2009 and fiscal year 2010 and (ii) the bonus targets for several of the Company’s executive officers.  Dr. Lopez’s bonus target was not changed and remains at 100%.  The bonus target is a percentage of each executive officer’s semi-annual base salary that the Company sets as the semi-annual target for its cash bonuses, which are awarded for performance during each half of the fiscal year.  The increased bonus targets take effect for the second half of fiscal year 2009 and were not used in determining the cash bonuses awarded for performance during the first half of fiscal year 2009.  Dr. Lopez’s bonus target was not changed and remains at 100%.  The approved increases in the annual base salaries and the bonus targets are as follows:

Officer	Annual Base Salary July 17, 2009-December 31, 2009	Annual Base Salary 2010	Bonus Target
George A. Lopez, M.D.	$588,000	$670,000	100%
Scott E. Lamb	$300,000	$341,000	50%
Richard A. Costello	$300,000	$336,000	50%
Steven C. Riggs	$300,000	$330,000	50%

On July 17, 2009, the Compensation Committee approved an increase in the annual retainer for the non-employee members of the Board of Directors from $24,000 to $35,000.  The Compensation Committee also increased the annual retainer for the chairman of the Audit Committee from $7,500 to $18,500.  The current chairman of the Audit Committee is Joseph R. Saucedo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 23, 2009

                                                           ICU MEDICAL, INC.

                                                           /s/ Scott E. Lamb
                                                           Scott E. Lamb
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer